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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in Registration Statement No. 222-50126 of Nara Bancorp, Inc. (including the Rule 462(b) Registration Statement to register 175,000 shares of common stock) of our report dated February 10, 2000, included in the prospectus, which is a part of this registration statement.

We also consent to the references to us under the heading "Annual Report to Shareholders" in such prospectus.


/s/  Deloitte & Touche

January 16, 2001
Los Angeles, California